Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Regulus Therapeutics Inc. Inducement Plan of our report dated February 18, 2015, with respect to the financial statements of Regulus Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
August 21, 2015